Exhibit 5.1

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100
WASHINGTON, D.C. 20007
(202) 295-4500
WWW.SFTTLAW.COM

August 27, 2024

VIA EDGAR

Board of Directors

Magnolia Bancorp, Inc.

2900 Clearview Parkway

Metairie, Louisiana 70006

Members of the Board:

We have acted as special counsel to Magnolia Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (the “Registration Statement”). In this regard, we have examined the Company’s Articles of Incorporation and Bylaws, the Registration Statement, the Plan of Conversion of Mutual Savings and Loan Association, a federally-chartered mutual savings and loan association (the “Plan”), resolutions of the Board of Directors of the Company, and such other documents and matters of law as we deemed appropriate for the purpose of this opinion. The opinion expressed below is limited to the laws of the State of Louisiana, which includes applicable provisions of the Louisiana Business Corporation Act.

Based upon the foregoing, we are of the opinion that the Shares, upon the declaration of the effectiveness of the Registration Statement and when issued in accordance with the terms of the Plan and upon receipt by the Company of the consideration required thereby, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Silver, Freedman, Taff & Tiernan LLP under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP